Execution Copy May 14, 2007

Exhibit 2.1

Share Purchase Agreement

by and among

1)

[**]

2)

[**]

3)

[**]

4)

[**]

5)

[**]

6)

[**]

7)

[**]

 (collectively the "Sellers" and individually "Seller"),

all Sellers being represented by Peter Bohnenblust, of Wynau/BE, in CH-3063 Ittigen/BE, Switzerland

and

Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California 94547, US

(the "Buyer")

and (only with regard to Sections 11.10, 11.11, 13 and 14)

[**]

 (“Mr. [**]”)

Legend:

[**]  This material has been omitted pursuant to a request for confidential treatment.  The material has been filed separately with the Commission.

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and

[**]

 (“Mr. [**]”)

regarding the purchase of 77,6765  % of the equity of

DiaMed Holding AG

("DiaMed")

____________________

Contents

1.

DEFINITIONS

4

2.

SALE AND PURCHASE OF SHARES

9

2.1

Object of Sale

10

2.2

Purchase Price

10

2.3

Determination of Final Payment Adjustment

11

2.4

Payment of Final Payment Adjustment

14

3.

ACTIONS BEFORE CLOSING / CONDITIONS PRECEDENT

14

3.1

Actions before Closing

14

3.2

Conditions Precedent to Closing

16

4.

CLOSING

19

4.1

Date and Place of Closing

19

4.2

Deliveries of Sellers

19

4.3

Deliveries of Buyer

21

5.

DIRECTORS

21

5.1

Discharge of Directors

21

5.2

No Claims against Directors and Officers

22

6.

TRANSFER OF BENEFITS AND RISKS / MANAGEMENT RESPONSIBILITY

22

7.

REPRESENTATIONS AND WARRANTIES OF SELLERS

23

7.1

General

23

7.2

Representations and Warranties of Sellers

23

8.

REPRESENTATIONS OF BUYER

32

8.1

Corporate Matters

32

8.2

Authorization of Agreement

33

8.3

Funds

33

9.

REMEDIES

33

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9.1

Principle

33

9.2

Buyer Claim

34

9.3

Exclusion of Liability

35

9.4

Third Party Claims

36

9.5

Knowledge

36

9.6

Remedies of Sellers

36

10.

EXPIRATION OF CLAIMS / LIMITATION OF CLAIMS

37

10.1

Expiration of Claims

37

10.2

Limitation of Claims

37

10.3

Exclusivity of Remedies

37

11.

COVENANTS / INDEMNIFICATIONS

38

11.1

General

38

11.2

Restricted Actions

38

11.3

Buyer’s Indemnity

40

11.4

Sellers’ Indemnities

40

11.5

Offer to Minority Shareholders in DiaMed

41

11.6

[**]

42

11.7

Name and Trademark “DiaMed”

42

11.8

[**]

39

11.9

Consultancy Agreement with Mr. Adam

43

11.10

Non-Compete Clause

43

11.11

Stiftung

44

11.12

TCFG et alt.

44

12.

LIABILITY CAP

44

13.

MISCELLANEOUS

45

13.1

Confidentiality

45

13.2

Public Announcements

46

13.3

Expenses and Costs

46

13.4

Taxes

46

13.5

Notices

47

13.6

Waiver

48

13.7

Entire Agreement / Incorporation by Reference / Amendment

48

13.8

Severability

48

13.9

No Assignment

48

13.10

Interest

49

13.11

Governing Language

49

13.12

Guarantees

49

14.

GOVERNING LAW / ARBITRATION

49

14.1

Governing Law

49

14.2

Arbitration Clause

49

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Preamble

A.

DiaMed is a stock corporation (Aktiengesellschaft) organized under Swiss law, registered in the commercial register of the canton of Freiburg under registration number CH-217-0530150-3 and having its corporate seat in Cressier, Switzerland. Sellers are shareholders of DiaMed as follows:

Seller 1	[**] shares
Seller 2	[**] shares
Seller 3	[**] shares
Seller 4	[**] shares
Seller 5	[**] shares
Seller 6	[**] shares
Seller 7	[**] shares

Sellers are therefore together shareholders of DiaMed holding together 13’205 (or 77,6765%) of all of the 17’000 registered shares (Namenaktien) with a par value of CHF 100 each (the 13’205 shares of Sellers being the "Shares") issued by DiaMed. DiaMed holds 1’639 (or 9,64%) of the 17’000 registered shares (= DiaMed’s own shares (eigene Aktien)).

B.

Sellers are the legal owners of record of all Shares.

C.

As of the date of this Agreement, DiaMed owns the shares in the Subsidiaries, as stated in Exhibit 7.2.2.

D.

Sellers intend to sell the Shares to Buyer and Buyer intends to purchase the Shares from Sellers pursuant to the terms and conditions of this Agreement.

E.

Buyer has had, prior to the execution of this Agreement, access to information relating to the business, financial, fiscal, legal, insurance and other conditions of the DiaMed Companies and the DiaMed Business. In particular, such information was provided (i) in a physical data room and a due diligence review respectively, (ii) through the Information Memorandum number GM3Z9 of September 26, 2006, (iii) in one-to-one meetings, (iv) during management presentations and management interviews, (v) during visits at the sites, and (vi) during the negotiation process. Buyer has carefully reviewed and examined such information. A list of some of the information made available to Buyer during the sales process is attached hereto as Exhibit E ("Disclosure Letter").

Now, therefore, the parties agree as follows:

1.

Definitions

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"Accounting Principles" shall mean, (i) with respect to DiaMed, the accounting principles consistently applied in the past by DiaMed in accordance with the standards required by the CO (art. 662 – 669), (ii) with respect to DiaMed's Subsidiaries, the accounting principles consistently applied in the past by such Subsidiaries in accordance with the relevant laws, regulations and directives applicable to such Subsidiaries; and (iii) with respect to consolidated accounts, the accounting principles consistently applied in the past by DiaMed in accordance with the standards required by the CO (art. 662 – 669, with special emphasis on art. 663e and 663g).

“Action” shall have the meaning set forth in Section 7.2.9.

"Affiliate" shall mean a person or Business Association, which exercises Control over a second person or Business Association, or is under Control by it, or is under common Control by the same person or Business Association.

"Agreement" shall mean this Share Purchase Agreement including all of its Exhibits and related documents.

“Assets” shall have the meaning set forth in Section 7.2.5.

"Business Association" shall mean a general or limited partnership, a corporation, a business trust, a limited liability company, a trust, an unincorporated organization doing business, a government or any department or agency thereof, a joint venture or any other person or entity doing business.

"Business Day" shall mean any day on which the commercial banks in Freiburg, Switzerland, and Hercules, US, are open for normal business transactions.

"Buyer" shall mean the buyer as stated on the first page(s) of this Agreement;

"Buyer Claim" shall have the meaning set forth in Section 9.2 of this Agreement.

"CHF" shall mean Swiss Francs being the lawful currency of Switzerland.

"Closing" shall mean the consummation of the transactions set forth in Section 4 of this Agreement.

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"Closing Date" shall mean the date of Closing as provided for in Section 4.1 of this Agreement.

“Closing Date Consolidated Financial Statements” shall have the meaning set forth in Section 2.2.1 (b) of this Agreement.

"Closing Memorandum" shall have the meaning set forth in Section 3.1.4.

"Closing Payment" shall have the meaning set forth in Section 2.2.1 (a).

"CO" shall mean the Swiss Code of Obligations (OR).

“Competition Law Material Adverse Effect” shall mean a material adverse effect or a material adverse change on (i) the assets of the DiaMed Companies on the one hand or Buyer and its Affiliates on the other hand, as the case may be, each taken as a whole, the business or the condition (financial or otherwise), properties liabilities, reserves, working capital, earnings, technology, prospects or relations with customers, suppliers, distributors or employees of the DiaMed Companies on the one hand or Buyer and its Affiliates on the other hand, as the case may be, each taken as a whole, or (ii) the right or ability of DiaMed, the DiaMed Companies or Buyer and its Affiliates, as the case may be, to consummate the transactions contemplated by this Agreement.

"Control" shall be deemed to exist if a person or Business Association (either alone or with its Affiliates) owns more than half of the voting rights or equity capital of a Business Association, or is otherwise able to exert a controlling influence over another person or Business Association.

“Cressier Site” shall have the meaning set forth in Section 11.6.

"Damages" shall have the meaning set forth in Section 9.1 of this Agreement.

"December 31, 2006 Consolidated Financial Statements" shall have the meaning set forth in Section 7.2.3(ii).

"December 31, 2006 Statutory Financial Statements" shall have the meaning set forth in Section 7.2.3(i).

"DiaMed" shall mean DiaMed Holding AG, Industriezone, 1785 Cressier, Switzerland.

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"DiaMed Business" shall mean the business conducted by the DiaMed Companies.

“DiaMed Company” shall mean DiaMed or any of the Subsidiaries and "DiaMed Companies" shall mean DiaMed and the Subsidiaries.

“Disclosure Information” shall mean the information fully disclosed in the documents as per Exhibit 1a), the Disclosure Letter, this Agreement and its Exhibits.

"Disclosure Letter" shall mean the written information made available to Buyer as set forth in Exhibit E.

"Employee Benefit Plans" shall have the meaning set forth in Section 7.2.8.

"Escrow Agent" shall mean Banque Pictet & Cie, Bärengasse 25, 8001 Zürich, Switzerland

"Escrow Agreement" shall have the meaning set forth in Section 2.2.2 (b).

"Final Payment Adjustment" shall have the meaning as set forth in Section 2.3 (b) of this Agreement.

“Floor” shall have the meaning set forth in Section 10.2.

"Governmental Approvals" shall have the meaning set forth in Section 3.2.1(a).

"Independent Accountant" shall mean BDO Visura, Zürich. If BDO Visura has notified the parties in writing that it is not in a position to act and if within 30 Business Days from the date where BDO Visura informed Seller and Buyer that it is not in a position to act, the parties have failed to agree on the selection of the Independent Accountant, such Independent Accountant shall thereupon be selected upon the application of either Seller or Buyer on behalf of both parties by the president of the Zurich Chamber of Commerce with it being a requirement that the president of the Zurich Chamber of Commerce shall select a reputable international accounting firm with offices in Switzerland having no material relation to a party or an individual who works or has worked for such an international accounting firm.

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"Intellectual Property Rights" shall have the meaning set forth in Section 7.2.6 of this Agreement.

“Laws” shall have the meaning set forth in Section 7.2.11.

"Lien" shall mean any lien, charge, encumbrance, security interest including but not limited to interests arising from options, pledges, mortgages, indentures, security agreements, rights of first refusal or rights of pre-emption, irrespective of whether such Lien arises under any agreement, covenant, other instrument, the mere operation of statutory or other laws or by means of a judgment, order or decree of any court, judicial or administrative authority, and shall also mean any approval or consent required from a third party to the exercise or full vesting of a right or title.

"Long Stop Date" shall have the meaning set forth in Section 3.2.4(b)(ii).

"Majority of Sellers" shall mean such Sellers together who sell more than 50% of the total of the outstanding shares in DiaMed.

“Material Adverse Effect” shall mean a material adverse effect or a material adverse change of more than CHF 2’000’000.-- (Swiss Francs two million) on the assets or 4’000’000 (Swiss Francs four million) on the sales or CHF 700’000.-- (Swiss Francs seven hundred thousand) on the EBITDA (Betriebsergebnis I) of the DiaMed Companies taken as a whole.

"Minority Shareholders" shall have the meaning set forth in Section 11.5 of this Agreement.

“Mr. [**]” shall mean Mr.    [**] as stated on the first page(s) of this Agreement.

“Mr. [**]” shall mean Mr.     [**] as stated on the first page(s) of this Agreement.

"Net Asset Value" shall have the meaning as set forth in Art. 2.3 (a) of this Agreement.

"Notice of Objection" shall have the meaning as set forth in Art. 2.3 (b) of this Agreement.

“Permit” shall have the meaning set forth in Section 7.2.10.

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"Proposed Final Payment Adjustment" shall have the meaning as set forth in Art. 2.3 (a) of this Agreement.

"Purchase Price" shall have the meaning set forth in Section 2.2.1 of this Agreement.

"Resigning Directors" shall have the meaning set forth in Section 4.2.2(b) of this Agreement.

"Seller" shall mean each individual or entity referred to as Seller.

"Sellers" shall mean all Sellers as a whole or several of Sellers as the case may be.

"Shares" shall have the meaning set forth in Section A of the Preamble.

"Stiftung" shall have the meaning set forth in Section 4.2.2(i).

"Subsidiaries" shall mean the subsidiaries of DiaMed listed in Exhibit 7.2.2 (with the exception of DiaMed being listed in this Exhibit 7.2.2 as well).

"Tax(es)" shall mean all liabilities to pay public duties, including (i) taxes like income taxes (personal or corporate), capital taxes, stamp duties (both on the issuance and on the transfer of securities), withholding taxes, value added taxes, and all other taxes, duties, levies or imposts payable to any competent taxing authority in any jurisdiction, and (ii) social security contributions and the like, as well as in both cases any interest, penalties, costs and expenses reasonably related thereto.

"TCFG" shall mean The Corporate Finance Group, Berne, Switzerland.

"Third Party Claim" shall have the meaning set forth Section 9.4 of this Agreement.

"Time Limitations" shall have the meaning set forth in Section 10.1 of this Agreement.

2.

Sale and Purchase of Shares

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2.1

Object of Sale

Subject to the terms and conditions of this Agreement, Sellers hereby agree to sell and, at the Closing Date, to transfer to Buyer, and Buyer hereby agrees to purchase from Sellers, the full legal and beneficial ownership of the Shares, free and clear from any Lien. Sellers shall sell to Buyer individually, not jointly, that number of Shares as listed in the Preamble, Paragraph A.

2.2

Purchase Price

2.2.1

Composition of Purchase Price

The purchase price for the Shares to be paid by Buyer to Sellers in accordance with Section 2.2.2 (the "Purchase Price") shall consist of:

(a)

the closing payment payable in accordance with Section 2.2.2(a) and Section 2.2.2(b) amounting to CHF 37’059.-- (Swiss Francs thirty seven thousand and fifty nine) per Share and to CHF 489’364’095.-- (Swiss Francs four hundred eighty nine million three hundred sixty four thousand and ninety five) for a total of 13’205 (thirteen thousand two hundred five) Shares (the "Closing Payment");

(b)

minus the final payment adjustment payable in accordance with Section 2.2.2 (c) (the "Final Payment Adjustment"). The Final Payment Adjustment shall be determined following the procedure provided for in Section 2.3 on the basis of the audited consolidated financial statements as at the Closing Date (the “Closing Date Consolidated Financial Statements”); and

(c)

minus an agreed upon payment adjustment of CHF 12’500’000.-- (Swiss Francs twelve million five hundred thousand).

2.2.2

Payment of Purchase Price

The Purchase Price shall be payable as follows:

(a)

85 % of the Closing Payment, minus the amount of CHF 12’500’000.--(see Section 2.2.1(c)), to Sellers at the Closing;

(b)

15 % of the Closing Payment to the Escrow Agent pursuant to the escrow agreement as set forth in Exhibit 2.2.2 (b) (the “Escrow Agreement”) at the Closing;

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(c)

the Final Payment Adjustments, within 10 business days after (i) its becoming final and binding pursuant to Section 2.3(b) or (ii) the determination of the Final Payment Adjustments in accordance with Section 2.3(d).

2.3

Determination of Final Payment Adjustment

(a)

Buyer shall cause DiaMed to prepare and deliver to Sellers and to Buyer the Closing Date Consolidated Financial Statements, prepared and established in accordance with the Accounting Principles and audited by Cotting Revisions AG, Düdingen. Buyer shall cause the DiaMed Companies (i) to allow Sellers and their professional advisors, if any, to closely follow the preparation and establishment of the Closing Date Consolidated Financial Statements and to give their views on all major items of drafts of the Closing Date Consolidated Financial Statements; and (ii) for the aforementioned purposes stated in (i) and for the purposes of the examination of the Closing Date Consolidated Financial Statements to give Sellers and their professional advisors, if any, access, during ordinary business hours, to their books, records and personnel as Sellers may reasonably request. Buyer shall cause Cotting Revisions AG i) to allow Sellers and their professional advisors, if any, to closely follow the auditing of the Closing Date Consolidated Financial Statements by Cotting Revisions AG and to give its view on all major issues of such audit, including, but not limited to drafts of the audit report, and (ii) for the aforementioned purposes stated in (i) and for the purposes of preparing its own financial statements as required  by law, to give Sellers and their professional advisors, if any, access during ordinary business hours, to its working papers, records and personnel as Sellers may reasonably request. On the basis of the Closing Date Consolidated Financial Statements, and applying the calculation method provided for in Exhibit 2.3(a), Buyer shall calculate the consolidated net asset value of the DiaMed Companies as of the Closing Date (the “Net Asset Value”) and shall propose the Final Payment Adjustment (the “Proposed Final Payment Adjustment”); such Proposed Final Payment Adjustment shall be calculated pursuant to Section 2.4. The cost and expenses of the preparation and auditing of the Closing Date Consolidated Financial Statements (including the cost and expenses incurred by Buyer and its professional advisors, if any, in connection with Buyer’s activities pursuant to this Section 2.3 (a)) shall be borne by DiaMed (it being understood that the cost and expenses of Cotting

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Revisions AG, the local auditors and of Buyer and its professional advisors shall not be included in the calculation of the Net Asset Value), except for the cost and expenses incurred by Sellers and their professional advisors, if any, in connection with Sellers’ activities pursuant to this Section 2.3 (a), which cost shall be borne by Sellers.

(b)

Unless Sellers give notice to Buyer within 20 Business Days following receipt of the Proposed Final Payment Adjustment that they disagree with a specific item or specific items of the Closing Date Consolidated Financial Statements or the Proposed Final Payment Adjustment (the "Notice of Objection"), stating in writing and in reasonable detail the reasons for its disagreement and the result of such disagreement on the Closing Date Consolidated Financial Statements and/or the Proposed Final Payment Adjustment, the Proposed Final Payment Adjustment shall be deemed final and binding for all purposes (the "Final Payment Adjustment").

(c)

Sellers and Buyer shall endeavour in good faith to resolve any objection of Sellers within 20 Business Days after Buyer’s receipt of Sellers’ Notice of Objection. If the parties are unable to do so, either party may refer the matter to the Independent Accountant to establish independently, on the terms set forth in this Section, the Closing Date Consolidated Financial Statements and the Final Payment Adjustment. In so doing, the Independent Accountant shall act as an expert (Schiedsgutachter) as that term is defined in § 258 of the Zurich Code of Civil Procedure, and not as an arbitrator, and its determination of any subject matter falling within the scope of its mandate shall be final and binding on the parties (Schiedsgutachten), except in the event of manifest error on the part of the Independent Accountant, as a consequence of which the relevant part of his or her determination shall be void and the matter be remitted to the Independent Accountant for correction.

(d)

Sellers and Buyer shall procure that the Independent Accountant will be furnished with all documents and information relating to the Closing Date Consolidated Financial Statements and the Proposed Final Payment Adjustment as the Independent Accountant may request. Except to the extent that the parties agree otherwise, the Independent Accountant shall determine its own procedure, subject to the following terms:

(i)

Apart from procedural matters and as otherwise set forth in this Agreement, the Independent Accountant shall determine only:

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(1)

whether the specific items of the Closing Date Consolidated Financial Statements and/or the Proposed Final Payment Adjustment which are disputed by Sellers in Sellers’ Notice of Objection are correct and established in accordance with this Section 2.3, and, if not, what alterations should be made to the Closing Date Consolidated Financial Statements and/or the Proposed Final Payment Adjustment in order to correct the relevant inaccuracy of such specific items; and

(2)

based on the corrections made to the Closing Date Consolidated Financial Statements and/or the Proposed Final Payment Adjustment, the Final Payment Adjustment;

(ii)

the Independent Accountant shall make its determination pursuant to Section 2.3(d)(i) as soon as reasonably practicable but not later than 45 Business Days from the date of its appointment;

(iii)

the procedure of the Independent Accountant shall comply with the requirements of due process; the Independent Accountant shall in particular:

(1)

give the parties a reasonable opportunity to make written and oral submissions;

(2)

require that each party submits simultaneously with any written submission to the Independent Accountant a copy of such submission to the other party; and

(3)

permit each party to be present while oral submissions are being made by the other party.

(e)

Each party and the Independent Accountant shall, and shall procure that its respective professional advisers shall keep all information and documents provided to them pursuant to this Section 2.3 confidential and shall not use the same for any purpose other than the use in connection with the preparation of the Closing Date Consolidated Financial Statements and/or the Proposed Final Payment Adjustment, the proceedings before the Independent Accountant or otherwise in connection with the determination of the Final Payment Adjustment.

(f)

The costs and expenses (including VAT) of the Independent Accountant

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shall be allocated between Sellers and Buyer in proportion to Sellers’ and Buyer’s relative success before the Independent Accountant (measured against Sellers’ and Buyer’s position in their initial submissions to the Independent Accountant).

2.4

Payment of Final Payment Adjustment

If the Net Asset Value, as determined pursuant to Section 2.3, is an amount exceeding CHF 107 million, then Buyer shall owe to Sellers as the Final Payment Adjustment as set forth in Section 2.2.2 (c) CHF 0.-- (Swiss Francs zero). In such case, Sellers and Buyer shall jointly instruct the Escrow Agent to pay 5 % of the Closing Payment, including net interest accrued on the 5 % of the Closing Payment in the period from the Closing Date to the payment date of the Final Payment Adjustment out of the amount held in escrow to Sellers.

If the Net Asset Value, as determined pursuant to Section 2.3, is an amount lower than CHF 107 million, then Sellers (each Seller in proportion of the number of shares sold by such Seller to the sum of the total number of Shares sold hereunder plus the number of DiaMed’s own shares (eigene Aktien) as per Section A of the Preamble) shall owe to Buyer such difference as the Final Payment Adjustment as set forth in Section 2.2.2 (c), including interest accrued in the period from the Closing Date to the payment date of the Final Payment Adjustment at the rate set forth in Section 13.10. In such case, Sellers and Buyer shall jointly instruct the Escrow Agent to pay the Final Payment Adjustment, including interest, up to a maximum of 5 % of the Closing Payment, out of the amount held in escrow to Buyer. If the amount of the Final Payment Adjustment, including interest, exceeds 5 % of the Closing Payment, Sellers (each Seller again in proportion of the number of shares sold by such Seller to the sum of the total number of Shares sold hereunder plus the number of DiaMed’s own shares (eigene Aktien) as per Section A of the Preamble) shall pay the difference between the amount paid by the Escrow Agent to Buyer and the Final Payment Adjustment as set forth in Section 2.2.2 (c), including interest, to Buyer. If the amount of the Final Payment Adjustment, including interest, does not exceed 5 % of the Closing Payment, Sellers and Buyer shall jointly instruct the Escrow Agent to pay the difference between the Final Payment Adjustment and 5 % of the Closing Payment, including net interest, out of the amount held in escrow to Sellers.

3.

Actions before Closing / Conditions Precedent

3.1

Actions before Closing

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3.1.1

General

Unless specifically otherwise provided herein, the parties undertake to use their reasonable best efforts to procure that:

(a)

the conditions precedent set forth in Section 3.2 will be satisfied on or by the Closing Date;

(b)

they and all their Affiliates will do all acts and things reasonably necessary (and within their power) to implement the transactions contemplated by this Agreement as soon as possible after the date of this Agreement, including, but not limited to the acceptance by Buyer and its Affiliates of conditions which do not have a Competition Law Material Adverse Effect pursuant to Section 3.2.1(a).

The parties shall fully co-operate and promptly inform each other of any relevant actions taken prior to Closing.

3.1.2

Filings and Submissions

No later than thirty (30) Business Days following the date of this Agreement, Buyer and, if so required by applicable law, Sellers, shall make all filings and submissions required pursuant to Exhibit 3.2.1(a). In order to obtain the requisite approval for the transactions contemplated by this Agreement under applicable merger control laws, both parties shall:

(i)

reasonably cooperate with the other party in the preparation of the filings and submissions and in connection with any filing, submission, investigation or inquiry;

(ii)

provide the other party with all documents and other information and such assistance as is reasonably necessary to make the filings and submissions as soon as possible;

(iii)

consult with the other party before making any filings and submissions;

(iv)

supply to any competent authority as promptly as practicable any additional information requested pursuant to any applicable laws and take all other procedural actions required in order to obtain any necessary clearance or to cause any applicable waiting periods to commence and expire;

(v)

promptly provide the other party with copies of any written communication received from or sent to (or written summaries of any

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non-written communication) the competent authorities in connection with any filing, submission, investigation or inquiry.

3.1.3

Details of Payments

85 % of the Closing Payment, minus the amount of CHF 12’500’000.--,  as per Section 2.2.1 (a) shall be paid by Buyer for the benefit of Sellers to an account indicated by Sellers. Sellers shall deliver to Buyer the payment instructions (bank account no. etc) for the payment no later than five (5) Business Days prior to the anticipated date of the Closing.

15 % of the Closing Payment shall be paid to the accounts indicated in the Escrow Agreement.

3.1.4

Draft of Closing Memorandum

Sellers shall no later than five (5) Business Days prior to the anticipated date of the Closing deliver to Buyer the draft of a closing memorandum which describes the closing actions pursuant to Section 4 for the consummation of the transactions contemplated by this Agreement (the "Closing Memorandum").

3.1.5

Stiftung

Sellers and Buyer shall jointly approach the authority supervising the Stiftung to inform it of the envisaged execution of the Stiftung License Agreement (see Section 4.2.2(i)) and the envisaged board appointment pursuant to Section 11.11.

3.2

Conditions Precedent to Closing

3.2.1

Conditions to the Obligations of Each Party

The respective obligations of the parties hereto to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver (where so permitted) of the following conditions:

(a)

Buyer and, if so required by applicable law, Sellers shall have obtained all necessary approvals from competent merger control and all other authorities as set forth in Exhibit 3.2.1(a) (except from the authorities in Brasil) either unconditionally or on conditions which do not have a Competition Law Material Adverse Effect (the "Governmental Approvals"), and/or any waiting periods under applicable merger control

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or other laws shall have duly lapsed or been terminated; and

(b)

no action shall be pending and no order, injunction or decree of any competent court, administrative body or arbitration tribunal exists which seeks to enjoin, restrain, impede or levy a substantial difficulty on the consummation of the transactions contemplated by this Agreement.

3.2.2

Conditions to the Obligations of Buyer

The respective obligations of Buyer to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of the following condition:

(a)

Sellers shall have performed in all material respects all of their obligations to be performed under this Agreement on or prior to Closing; and

(b)

There shall not be a material adverse effect or a material adverse change of more than CHF 20‘000’000.-- (Swiss Francs twenty million) on the assets or of CHF 40’000’000.-- (Swiss Francs forty million) on sales or of CHF 10’000’000.-- (Swiss Francs ten million) on the EBITDA (Betriebsergebnis I) of the DiaMed Companies taken as a whole since the execution of this Agreement.

3.2.3

Conditions to Obligations of Sellers

The respective obligations of Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of the following condition:

(a)

Buyer shall have performed in all material respects all of its obligations to be performed under this Agreement on or prior to Closing; and

(b)

Buyer’s representations and warranties pursuant to Section 8 shall be true and correct in all material respect.

3.2.4

Non-Fulfillment / Termination

(a)

The parties shall inform each other forthwith upon becoming aware of any fact or matter which could reasonably be expected to constitute a non-fulfillment of a condition set forth in Sections 3.2.1, 3.2.2 and/or

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3.2.3. The parties shall enter into good faith negotiations on how to resolve the issue and, without prejudice to any other provision of this Agreement, each party shall be entitled to seek to cure at its own expense any breach or non-fulfillment. At any time prior to Closing, (i) a Majority of Sellers and Buyer may jointly waive (where so permitted) the conditions to Closing set forth in Section 3.2.1 (in their entirety or portions thereof), (ii) Buyer may waive the conditions to Closing set forth in Section 3.2.2 (in their entirety or portions thereof), and (iii) a Majority of Sellers may waive the conditions to Closing set forth in Section 3.2.3 (in their entirety or portions thereof).

(b)

This Agreement may be terminated at any time prior to the Closing Date solely

(i)

by mutual consent of Buyer and Sellers;

(ii)

by a Majority of Sellers, on the one side, or Buyer, on the other side, if the Closing shall not have occurred prior to or on April 1, 2008 (the "Long Stop Date"); provided that the right to terminate as set forth herein shall not be available to either party whose failure to fulfill any material covenant or obligation under this Agreement has been the cause of the failure of the Closing to occur on or before such date;

(iii)

by a Majority of Sellers, on the one side, or by Buyer, on the other side, if a competent authority has issued any final judgment or decision regarding a Governmental Approval which unconditionally or on conditions which have a Competition Law Material Adverse Effect prohibits the transaction.

(c)

If this Agreement is terminated pursuant to Section 3.2.4(b)(ii) or (iii), such termination shall be without liability of a party to the other party; provided, however, that if such termination is the result of (i) the willful or grossly negligent misconduct of either party to satisfy their respective obligations under Section 3, or (ii) a willful failure to perform a covenant under this Agreement, such party shall be liable to the other party for any damage, loss, cost or expense incurred or sustained as a result of such misconduct.

In the event of any termination of this Agreement pursuant to this Section, this Agreement shall become null and void and of no further force and effect, except Sections 13.1, 13.3, 13.4, 13.5, 13.11, 13.12, 14.1 and 14.2.

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4.

Closing

4.1

Date and Place of Closing

The Closing shall take place at the premises of Walder, Wyss & Partners, Zurich, or at any other place as agreed by the parties. The Closing will occur on the fifth (5) Business Day (unless the parties agree in writing to another date) after the satisfaction or waiver (where so permitted) of the conditions set forth in Sections 3.2.1, 3.2.2 and 3.2.3, or, if the conditions set forth in Sections 3.2.1, 3.2.2 and 3.2.3 have not been satisfied or waived (where so permitted) at such date to which the parties agree in writing (the “Closing Date”).

The parties shall use all reasonable best efforts to reach the Closing as soon as possible.

4.2

Deliveries of Sellers

Upon the terms and subject to the conditions contained herein, Sellers shall deliver or cause to be delivered to Buyer the following at or prior to the Closing:

4.2.1

Shares

Certificates representing the Shares, endorsed to Buyer and free and clear of any Lien.

4.2.2

Various

(a)

Documents evidencing the satisfaction of the conditions precedent set forth in Section 3.2.1(a) (in so far as within the responsibility of Sellers), and Section 3.2.2, if any; and

(b)

Letters of resignation, with effect as of the Closing Date, of the individuals listed in Exhibit 4.2.2(b) hereto as members of the board of directors of the DiaMed Companies (the "Resigning Directors");

(c)

Unanimous resolution of DiaMed’s board of directors consenting to the transfer of the Shares to Buyer and the registration of Buyer as shareholder in DiaMed’s share register;

(d)

DiaMed’s share register evidencing Buyer’s ownership of the Shares;

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(e)

Share certificates or equivalent documents in the relevant jurisdiction in respect of all shares held, directly or indirectly, by DiaMed in DiaMed Companies;

(f)

Signed termination agreements between Mr. [**] and the DiaMed Companies concerned terminating the employment agreements and other remuneration arrangements between Mr. [**] and the DiaMed Companies concerned with effect as of the Closing Date;

(g)

Signed termination agreements between Mr. [**] and the DiaMed Companies concerned terminating the employment agreements and other remuneration arrangements between Mr. [**] and the DiaMed Companies concerned with effect as of the Closing Date;

(h)

Signed agreement between DiaMed, DiaMed AG and DiaMed (Schweiz) AG on the one hand and Mr. [**] on the other hand [**]         substantially in the form of Exhibit 4.2.2(h)

(i)

Signed exclusive license agreement between Stiftung Für Diagnostische Forschung (“Stiftung”) and DiaMed AG in the form attached hereto as Exhibit 4.2.2(i) (the “Stiftung License Agreement”), which shall amend or supersede all existing written or oral agreements between Stiftung and DiaMed, its affiliates, shareholders or employees, as set forth in the Stiftung License Agreement and which shall be binding and enforceable against the Stiftung;

(j)

Audited December 31, 2006 statutory financial statements and audited December 31, 2006 consolidated financial statements of the DiaMed Companies;

(k)

Evidence of the cancellation of i) the [**] between the DiaMed Companies concerned and [**] and of ii) the guarantee (Garantie) granted by the DiaMed Companies concerned for [**] in connection with obligations of                                 [**]                                          between the DiaMed Companies concerned and [**], and evidence of the repayment by       [**]       of any loans granted to it by any DiaMed Company;

(l)

Evidence of the repayment by Sellers to the respective DiaMed Company of all invoices addressed to DiaMed Companies (i) by Baker & McKenzie and Dr. Henninger in connection with the sale of shares in DiaMed and in particular the Shares, and (ii) by TCFG;

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(m)

Consultancy agreement between Mr. Adam and DiaMed pursuant to Section 11.9 signed by Mr. Adam and DiaMed; and

(n)

Copy of any power of attorney under which any of the actions referred to in this Section 4.2 are executed, including evidence reasonably satisfactory to Buyer of the authority of any person signing on behalf of Sellers.

4.3

Deliveries of Buyer

Upon and subject to the terms and conditions contained herein, Buyer shall deliver or cause to be delivered to Sellers the following at the Closing:

4.3.1

Regarding Payment of the Purchase Price

Payment of an amount equal to the Purchase Price that is payable at the Closing  to the accounts as set forth in Section 3.1.3 in accordance with Section 2.2.2 of this Agreement.

4.3.2

Various

(a)

Documents evidencing the satisfaction of the conditions precedent set forth in Section 3.2.1(a) (insofar as within the responsibility of Buyer) and Section 3.2.3, if any;

(b)

Copy of any power of attorney under which any of the actions referred to in this Section 4.3 are executed, including evidence reasonably satisfactory to Sellers of the authority of any person signing on behalf of Buyer.

5.

Directors

5.1

Discharge of Directors

As soon as possible after the Closing Date, Buyer shall cause each of the DiaMed Companies to hold such corporate meetings which are necessary pursuant to applicable laws and/or statutes to discharge the Resigning Directors; furthermore, Buyer shall use all its votes, or cause the relevant DiaMed Company to use all its votes, at such meetings in favor of the discharge of the Resigning Directors.

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5.2

No Claims against Directors and Officers

Buyer shall not make, and procure that no DiaMed Company shall make, any civil, criminal or administrative claim of whatsoever nature against any present or former director or officer of the DiaMed Companies out of or in connection with the transactions contemplated by this Agreement, without prejudice to Buyer’s right to bring a claim against Sellers under this Agreement.

Buyer shall furthermore not make, and procure that no DiaMed Company shall make, any civil, criminal or administrative claim of whatsoever nature against any present or former director or officer of the DiaMed Companies out of or in connection with any acts or omissions of such person in connection with his position as a director, officer, employee or shareholder of DiaMed or the DiaMed Companies prior to the Closing, without prejudice to Buyer’s right to bring a claim against Sellers under this Agreement.

Sellers shall not make any civil, criminal or administrative claim of whatsoever nature against any present or former director or officer of the DiaMed Companies out of or in connection with any acts or omissions of such person in connection with his position as a director, officer, employee or shareholder of DiaMed or the DiaMed Companies prior to the Closing.

In the event that any present or former director or officer is sued (or is threatened to be sued), irrespective of the type of procedure, Buyer shall arrange that, subject to adequate measures regarding confidentiality (like the signing of a standard confidentiality agreement), the director or officer so concerned shall have access to documents and information of the DiaMed Companies, and that such director and officer may make copies of all relevant documents with DiaMed Companies at actual cost of such copies, in so far as this seems, at the reasonable discretion of such director and officer, necessary for the defense of the lawsuit.

6.

Transfer of Benefits and Risks / Management Responsibility

Benefits and risks with regard to the DiaMed Business and the DiaMed Companies shall pass to Buyer at the Closing.

Any dividends of DiaMed concerning the Shares declared after the Closing shall belong to Buyer.

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Immediately after the Closing, Buyer takes over full responsibility for the DiaMed Business and the DiaMed Companies’ management and operations.

7.

Representations and Warranties of Sellers

7.1

General

Buyer confirms that it has carried out a due diligence review of the DiaMed Companies and the DiaMed Business and other investigations as set forth in Section E of the Preamble.

7.2

Representations and Warranties of Sellers

Each Seller hereby represents and warrants (gewährleistet) that the statements set forth hereinafter are, as at the date of signing of this Agreement, and will be, as of the Closing Date, true and correct.

Sellers do not make any representations and warranties (neither express nor tacit or by implication) other than those expressly made in Section 7.2 of this Agreement. Buyer acknowledges that, other than as expressly provided in this Agreement, Sellers have not made, and do not make, and Buyer has not relied and does not rely on, any representation or warranty, express or implied, pertaining to the subject matter of this Agreement.

7.2.1

Authorization of Agreement

Each Seller has full power and authority to enter into and perform this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each Seller and is a legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms. No injunction issued by any court or governmental authority relating to such Seller in order to restrain or prohibit the consummation of the transactions contemplated by this Agreement is presently in effect, and no suit, action or other legal or administrative proceeding relating to Sellers is threatened in writing or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

7.2.2

Corporate Matters

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(a)

General

Each of the DiaMed Companies is duly incorporated, organized and validly existing under the laws applicable to the DiaMed Company concerned and as set forth in the respective articles of association or by-laws as currently in force and has full corporate power and authority to conduct its business as presently being conducted.

(b)

Ownership

Each of Sellers is the owner of and has good and valid title to the Shares sold hereunder by such Seller and has the full and unrestricted right, power and authority to validly sell, assign, transfer, convey and deliver, as of Closing, such shares and such shares will be free and clear of any Lien.

DiaMed is the sole (direct or indirect) owner of and has good and valid title to the issued and outstanding shares of each of the Subsidiaries, free and clear of any Lien, as set forth in Exhibit 7.2.2.

Exhibit 7.2.2 lists all the owners of the shares in DiaMed and in the Subsidiaries, with regard to owners other than DiaMed Companies to the Sellers’ best knowledge.

(c)

Capital Structure

The DiaMed Companies have the capital set forth in Exhibit 7.2.2. No further capital, non-voting stock, convertible securities or similar rights in the DiaMed Companies have been or will by the Closing Date be created or issued or agreed to be issued.  All outstanding shares of the DiaMed Companies have been duly authorized, validly issued, fully paid for and are non-assessable.

7.2.3

Financial Statements

(i)

the unaudited balance sheets and profit and loss statements of DiaMed and its Subsidiaries as at December 31, 2006, as set forth in Exhibit 7.2.3 (i) (the "December 31, 2006 Statutory Financial Statements"); and

(ii)

the unaudited consolidated financial statements of DiaMed as at December 31, 2006 as set forth in Exhibit 7.2.3 (ii) (the "December 31, 2006 Consolidated Financial Statements"),

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have been correctly prepared pursuant to the Accounting Principles, provided, however, that with regard to the December 31, 2006 Consolidated Financial Statements, it should be noted that the consolidation was not made in all respects in accordance with the standards required by the Swiss Code of Obligations (CO) as the financial statements of the Subsidiaries outside of Switzerland were established pursuant to the accounting principles applied in accordance with the relevant laws, and such financial statements of Subsidiaries outside of Switzerland were not converted into financial statements in accordance with the standards required by the CO for the purpose of consolidation.

7.2.4

Absence of Material Change

There has been no Material Adverse Effect since December 31, 2006. Without limiting the generality of the foregoing, the DiaMed Companies:

i)

have conducted the DiaMed Business in the ordinary course of business and there have been no changes to the financial condition, assets, liabilities, personnel or operations or prospects of the DiaMed Companies, other than changes in the ordinary course of business, except for changes mentioned in Exhibit 7.2.4(i);

ii)

have not permitted any of its material assets to be subjected to any mortgage, pledge, lien, security, interest, encumbrance, restriction, or charge of any kind, except for those arising by operation of law or in the ordinary course of business;

iii)

have not made any investment in fixed assets other than reflected in Exhibit 7.2.4 (iii);

iv)

have neither granted any increase in wages, salaries, bonus or other remuneration or loans paid or payable by the DiaMed Companies to any of their officers, employees, managers or directors, nor made any other changes in the terms of employment or the Employee Benefit Plans of any employee, manager or director of the DiaMed Companies other than in accordance with existing written or oral agreements as summarized in Exhibit 7.2.17, except for the increases set forth in Exhibit 7.2.4(iv) or Exhibit 7.2.17, or except for increases for employees other than key employees of the DiaMed Companies in the ordinary course of business;

v)

have not hired or terminated any director or senior manager of the DiaMed Companies;

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vi)

have not amended or terminated any customer agreements or supplier agreements other than in the ordinary course of business;

vii)

have not amended or terminated any lease contract, license, distribution or other agreement, other than in the ordinary course of business, except for the modifications set forth in Exhibit 7.2.4(vii);

viii)

have not made any declaration or setting aside or payment of any dividend or any other distribution of profit, except for the dividend set forth in Exhibit 7.2.4(viii), or any redemption, purchase or other acquisition of any equity securities of any DiaMed Company;

ix)

have not made any material change in accounting methods or practice;

x)

have not made any agreement (either oral or written) with any of its employees, shareholders or directors to do any of the foregoing,

xi)

have not made any loan or loans to                     [**]                      (excluding the loans to be repaid at Closing pursuant to the agreement mentioned in Section 4.2.2(h)), the total of which exceeds the cap of                [**]                                       , it being understood that the loans made in connection with the purchase in 2007 of                                       [**]                               is excluded for the purposes of the calculation of the above mentioned cap per month,

xii)

have not made any transactions, acts or omissions which were not at arm’s length,

xiii)

have not sold DiaMed’s own shares (eigene Aktien) as per Section A of the Preamble.

7.2.5

Ownership and Condition of Assets

To Sellers’ best knowledge the DiaMed Companies have good and valid title, or with respect to assets held under a lease, rental or other leasing agreement, the valid right to use their assets (the “Assets”), free and clear of any Lien (except Liens on certain assets imposed by operation of law or incurred in the ordinary course of business), and such Assets are (except usual wear and tear) in good operating condition. The Assets include all assets necessary for the conduct of the business of each DiaMed Company in the ordinary course consistence with past practice (                                           [**]                                             pursuant to Section 4.2.2(h)).

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7.2.6

Intellectual Property Rights

The DiaMed Companies are the owners of all intellectual property rights or have the right to use the intellectual property rights as set forth in Exhibit 7.2.6 and all other intellectual property rights used by the DiaMed Companies (the "Intellectual Property Rights"), free and clear of any Lien. The DiaMed Companies own all right, title and interest in, or have the right to use, the Intellectual Property Rights necessary for the operation of the business of the DiaMed Companies as presently conducted and have taken all reasonably necessary action to protect such rights. The DiaMed Companies own all the rights, the title and interest in, and have the right to use the inventions made and the know-how in the course of being developed by its employees and consultants relating to                                              [**]                 and have taken all reasonably necessary action to protect such rights. Except as set forth in Exhibit 7.2.6, no license has been granted by Stiftung to any third parties relating in whole or in part to the Intellectual Property Rights. Except as set forth in Exhibit 7.2.6, no DiaMed Company’s use of the Intellectual Property Rights is interfering with, infringing upon or otherwise violating the rights of any third party, and no proceedings have been instituted against or notices received by any DiaMed Company alleging that such DiaMed Company’s use or proposed use of any Intellectual Property Rights infringes upon or otherwise violates any rights of a third party. To Sellers’ best knowledge, each DiaMed Company’s confidential information has never been misappropriated from others. Except as disclosed in Exhibit 7.2.6, the DiaMed Companies have no obligation to pay royalties, commissions or other compensation for the use of the Intellectual Property Rights and have not granted to any person any license, option or other rights to use in any manner any of the Intellectual Property Rights.

7.2.7

Taxes

All returns and other documents and notifications which should be or should have been filed by each DiaMed Company for Tax purposes (including direct taxes and VAT) have been filed within the requisite periods. The returns, documents and information filed are complete, correct and accurate in all respects. All Taxes for which any DiaMed Company has been required to collect or withhold have been duly collected or withheld. All social security contributions due to be paid have been paid when due or have been adequately provisioned for in the Closing Date Consolidated Financial Statements. No DiaMed Company has been notified that any taxing or social security authority intends to conduct an on site audit of a DiaMed Company. No DiaMed Company is a party to or bound by any Tax sharing, Tax indemnity or Tax allocation

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agreement or similar arrangement with any other party. The DiaMed Companies have not taken any action, or failed to take any action, that would impact the benefit of any Tax holiday or which could cause a “clawback” of such benefit.

7.2.8

Pension and Benefit Plans

Exhibit 7.2.8 lists all the constituting documents of the pension plans, benefit plans or similar health and welfare commitments of the DiaMed Companies (collectively, the "Employee Benefit Plans"). The Employee Benefit Plans are in all material respects in compliance with applicable rules and regulations and are fully funded pursuant to applicable rules and regulations and the constituting documents which govern the terms of such plans; there are no other pension plans, benefit plans or similar health or welfare commitments of the DiaMed Companies and the DiaMed Companies have made all contributions to the Employee Benefit Plans as required by applicable rules and regulations and the constituting documents which govern the terms of such plans. All premiums due to be paid to the Employee Benefit Plans have been paid when due or have been adequately provisioned for in the Closing Date Consolidated Financial Statements.

7.2.9

Litigation

Except as set forth in Exhibit 7.2.9 there is no charge, complaint, order, writ, injunction, judgment or decree outstanding or claim, action, suit, litigation, proceeding, labor dispute, arbitration or investigation (collectively, “Actions”) pending or Actions where any of the DiaMed Companies is the plaintiff, and there are, to Sellers’ best knowledge, no Actions threatened against any of the DiaMed Companies, except for Actions which in any one case or in the aggregate would not have a Material Adverse Effect. No DiaMed Company is in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against any DiaMed Company or the business of any DiaMed Company.

7.2.10

Permits

Except as set forth in Exhibit 7.2.10 and except for the absence of Permits which in any one case or in the aggregate would not have a Material Adverse Effect, the DiaMed Companies have and have had all required permits, licenses, authorizations and approvals (the “Permits”).

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The fact that this Agreement is executed and the transactions contemplated by this Agreement are consummated will not lead to the automatic termination (i.e. a termination as a matter of law) of the Permits and will also not give rise to any rights of the competent authorities or other third parties to terminate or accelerate the Permits.

7.2.11

Compliance

Except for such failures to comply which in any one case or in the aggregate would not have a Material Adverse Effect, the DiaMed Companies conduct and have conducted their business in compliance with applicable mandatory laws, statutes, rules, ordinances, codes, regulations and orders (collectively, the “Laws”). No DiaMed Company has received a written notice to the effect that, or otherwise been advised that, it is not in compliance with any Laws.

7.2.12

Environment

The DiaMed Companies are not in breach of any environmental, health and safety laws applicable to them which breach would, in any one case or in the case of multiple breaches in the aggregate, have a Material Adverse Effect and there are no pending or threatened claims relating thereto. There has not been, and it is not now occurring, any release of hazardous substances on, in, under or from any real estate owned or leased by a DiaMed Company which release could, in any one case or in the case of multiple releases in the aggregate, have a Material Adverse Effect.

7.2.13

Insurance

To Sellers’ best knowledge, the DiaMed Companies maintain insurance which provides sufficient coverage for the risks insured against to protect the DiaMed Companies in all respects which are material for the business of the DiaMed Companies. Such insurances are in full force and effect on the date of this Agreement and shall be kept in full force and effect through the Closing Date. All of such insurance policies are sufficient for compliance with all requirements of law and of all Contracts. There are no pending claims under any existing insurance policies.

7.2.14

Real Estate

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Exhibit 7.2.14 lists all the real estate owned by the DiaMed Companies.

The DiaMed Companies have rightful title to the real estate listed in Exhibit 7.2.14 which is, except as disclosed in Exhibit 7.2.14 free and clear of any Lien.

7.2.15

Contracts

Except as set forth in Exhibit 7.2.15, no DiaMed Company is in breach of any contract to which it is a party which breach in any one case or in the case of multiple breaches in the aggregate would have a Material Adverse Effect.

To the best of Sellers’ knowledge, and except as set forth in Exhibit 7.2.15, the counterparties to these contracts are also not in breach of any such contract which breach in any one case or in the case of multiple breaches in the aggregate would have a Material Adverse Effect.

7.2.16

No Conflict or Violation

Except as set forth on Exhibit 7.2.16, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in (a) a violation of or a conflict with any provision of the articles of association or by-laws of such DiaMed Company, (b) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel, any contract, authorization or concession to which such DiaMed Company is a party or by which any of the Assets of such DiaMed Company are bound, (c) a violation by such DiaMed Company of any law, statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or (d) an imposition of any Lien, restriction or charge on the business of such DiaMed Company or on any of the Assets of such DiaMed Company.

7.2.17  Labor Matters

Except as set forth in Exhibit 7.2.17, each DiaMed Company is not in breach with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours which breach could, in any one case or in the case of multiple breaches in the aggregate, have a Material Adverse Effect, and to Sellers’ best knowledge, is not and has not engaged in any unfair labor practice.

Except as set forth in Exhibit 7.2.17, no DiaMed Company has contractually committed to make severance payments to its directors, managers and

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employees exceeding three monthly salaries of such director, manager or employee.

Exhibit 7.2.17 summarizes all the substantial terms and conditions of the employment agreements with key employees of the DiaMed Companies.

7.2.18  Purchase Commitments and Outstanding Bids

No outstanding purchase order or lease commitment of any DiaMed Company is in excess of the normal, ordinary and usual requirements of its business or was made at any price in excess of the market price or contains terms and conditions more onerous than those usual and customary in the business of such DiaMed Company. There is no outstanding bid, proposal, contract or unfulfilled order of any DiaMed Company that will or would, if accepted, have a Material Adverse Effect.

7.2.19

Suppliers

There has been no change in the business relationship with any supplier belonging to the ten (10) suppliers with the highest turnover with the DiaMed Companies in the year 2006 which could, in any one case or in the aggregate,  have a Material Adverse Effect on the DiaMed Business since December 31, 2006.

Exhibit 7.2.19 lists the ten (10) suppliers with the highest turnover with DiaMed Companies in the year 2006.

7.2.20

Distributors

Exhibit 7.2.20 lists all the distributors having a distribution agreement with any of the DiaMed Companies, the dates these distribution agreements have been entered into and the terms of these distribution agreements as at the date of this Agreement.

Exhibit 7.2.20 and Exhibit 7.2.2 lists the ownerhip of the distributors having a distribution agreement with any of the DiaMed Companies in France, the United Kingdom, Italy, Spain, Portugal, the Benelux Countries, Finland and Greece and the ownership of Sellers, Mr. [**] and Mr. [**] in all the distributors having a distribution agreement with any of the DiaMed Companies.

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There has been no change in the business relationship with any distributor which could, in any one case or in the aggregate, have a Material Adverse Effect on the DiaMed Business since December 31, 2006.

7.2.21

No Brokers

No DiaMed Company has or will have any obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated by this Agreement.

7.2.22

 No other Agreement to Sell the Assets or Capital Stock

Except for                                   [**]                                       , neither any DiaMed Companies nor any Sellers have any legal obligation, absolute or contingent, to any other person or firm to sell or effect a sale of the Assets of any or all of the DiaMed Companies, to sell or effect a sale of any or all shares in the DiaMed Companies or to effect any merger, consolidation or other reorganization of any or all of the DiaMed Companies or to enter into any agreement or cause the entering into of an agreement with respect thereto.

7.2.23

Disclosure Information

The Disclosure Information was produced in good faith by Sellers for the purpose of an auction process and contains all the information which Sellers in good faith believe to be material for a reasonable buyer in evaluating the DiaMed Companies. To the best of Sellers’ knowledge, the Disclosure Information is true, accurate, complete and not misleading in all material respects.

8.

Representations of Buyer

Buyer hereby represents and warrants (gewährleistet) that the statements set forth hereinafter are, as at the date of signing of this Agreement, and will be, as of the Closing Date, true and correct.

Buyer does not make any representations and warranties (neither express nor tacit or by implication) other than those expressly made in Section 8 of this Agreement.

8.1

Corporate Matters

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As of the date hereto and as of the Closing Date Buyer is duly incorporated, organized and validly existing under the laws of the State of Delaware and has not entered into liquidation or administration.

8.2

Authorization of Agreement

As of the date hereto and as of the Closing Date Buyer has full power and authority to enter into and perform this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer and enforceable against Buyer in accordance with its terms. No injunction issued by any court or governmental authority relating to Buyer in order to restrain or prohibit the consummation of this transactions contemplated by this Agreement is in effect, and no suit, action or other legal or administrative proceeding relating to Buyer is threatened in writing or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

In particular, Buyer has as of the Closing fully performed its obligations pursuant to Section 3.1.2. In so far as it not being Sellers obligation pursuant to Section 3.1.1(a) and in so far as not waived (where so permitted), Buyer moreover has as of the Closing obtained all Governmental Approvals, and/or any waiting periods under applicable merger control or other laws have duly lapsed or been terminated.

8.3

Funds

Buyer has, and will on the Closing Date have, the necessary funds at its disposal to finance the transactions contemplated by this Agreement. The funds which Buyer shall use to finance the transactions contemplated by this Agreement originate from legal sources and the use of such funds in the transactions contemplated by this Agreement does not violate any applicable laws of any relevant jurisdiction.

9.

Remedies

9.1

Principle

In the event of any breach or non-fulfillment by a Seller of such Seller's representations and warranties contained in Section 7.2.1 and 7.2.2 (b), first

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paragraph, such Seller (and not the other Sellers) shall be liable for such breach. Regarding all other representations and warranties contained in this Agreement, Sellers shall be liable severally but not jointly (Teilschuldnerschaft) and in proportion to the percentage of Shares sold by a Seller hereunder. Seller or Sellers, as the case may be, shall put Buyer, and at the election of Buyer, the DiaMed Companies into the same position that it or they would have been in if Sellers' representations and warranties contained in this Agreement had been true and correct or had not been breached, either in kind (Naturalrestitution), or, at the election of Buyer, in cash (Schadenersatz), it being understood that for purposes of determining the liability of Sellers under this Agreement all kind of damages shall be taken into account (the "Damages"), in so far as direct Damages are concerned irrespective of any fault of Sellers.

For the avoidance of doubt there is no Damage if and to the extent the respective damaged party profits from the respective damaging action (Prinzip der Vorteilsanrechung).

9.2

Buyer Claim

If Buyer wishes to assert a representation and warranty claim under this Agreement against Sellers (the "Buyer Claim"), Buyer shall notify Sellers in writing within 60 Business Days after Buyer has detected a breach of representations and warranties, describing in reasonable details such breach and the Damage suffered by the DiaMed Companies and Buyer as a consequence of such breach, provided, however, that the failure of Buyer to give such notice hereunder shall not affect its rights pursuant to Section 9.1, except to the extent that Sellers are actually prejudiced by such failure.

Without prejudice to the validity of Buyer Claim, Buyer shall cause the DiaMed Companies to give Sellers and their professional advisors, if any, access, during ordinary business hours, to its books, records and personnel as Sellers may reasonably request for the purpose of investigating the facts alleged to give rise to the Buyer Claim.

Sellers shall, and shall procure that their respective professional advisers shall keep all information and documents provided to them pursuant to this Section 9.2 confidential and shall not use the same for any purpose other than use for the purpose of investigating the facts alleged to give rise to the Buyer Claim and to defend against the Buyer Claim.

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9.3

Exclusion of Liability

Sellers shall not be liable for, and Buyer shall not be entitled to bring any Buyer Claim or any other claim under or in connection with this Agreement if and to the extent that:

9.3.1

the matter to which the Buyer Claim relates has been specifically taken into account in  the December 31, 2006 Statutory Financial Statements, or the December 31, 2006 Consolidated Financial Statement or in the Closing Date Consolidated Financial Statements, in particular if a provision or an accrual has been made in these documents based on such matter;

9.3.2

the amount of the Buyer Claim is actually recovered from a third party or under an insurance policy;

9.3.3

the Buyer Claim results from a failure of Buyer or the DiaMed Companies to mitigate damages caused by a breach by Sellers of any of Sellers’ representations and warranties contained in this Agreement;

9.3.4

the Buyer Claim results from or is increased by the passing of, or any change in, after the date of this Agreement, any law, statute, ordinance, rule, regulation, common law rule or administrative practice of any government, governmental department, agency or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of Taxes or any imposition of Taxes or any withdrawal or relief from Taxes not actually (or prospectively) in effect at the  date of this Agreement;

9.3.5

the procedures set forth in Sections 9.2 and/or 9.4 were not observed by Buyer or the DiaMed Companies and such failure to observe such procedure prejudiced Sellers;

9.3.6

the matter to which the Buyer Claim relates has been disclosed in the Disclosure Information (except with regard to Section 7.2.2(b), 11.4, and except with respect to and to the extent that any representation and warranty by Sellers herein set forth specific exceptions in an exhibit hereto, in which case such exceptions shall be the exclusive exceptions to such representations and warranties); and

9.3.7

the matter to which the Buyer Claims relates has been taken into account in the determination of the Final Payment Adjustment (no “double dip”).

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9.4

Third Party Claims

If the DiaMed Companies or Buyer are sued or threatened in writing to be sued by a third party, including without limitation any government agencies, or if the DiaMed Companies or Buyer are subjected to any on site audit (Revision) by any Tax authority (the "Third Party Claim"), which may give rise to a Buyer Claim, Buyer shall give Sellers prompt written notice of such Third Party Claim, in particular with regard to on site tax audits or examinations. Buyer shall inform Sellers promptly of any such on site audits or examinations. Buyer shall ensure that Sellers shall be provided with all materials, information and assistance relevant in relation to the Third Party Claim (including, but not limited to the provision of copies of decisions by authorities) and be given reasonable opportunity to comment or discuss with Buyer any measures which Sellers propose to take or to omit in connection with a Third Party Claim. No admission of liability shall be made by or on behalf of Buyer or any of the DiaMed Companies and the Third Party Claim shall not be disposed of or settled without the prior written consent of the Majority of Sellers, which consent shall not be unreasonably withheld or delayed. To the extent that Sellers are in breach of a representation or warranty, all costs and expenses reasonably incurred by Buyer in defending such Third Party Claim shall be borne by Sellers (each Seller in proportion of the number of shares sold by such Seller to the total number of Shares sold hereunder); if it turns out that Sellers were not in breach of the representation or warranty, any costs and expenses reasonably incurred by Buyer in connection with the defense shall be borne by Buyer.

9.5

Knowledge

Where the expressions "to the best of Sellers’ knowledge", "Sellers’ best knowledge" or similar expressions are used in Section 7 of this Agreement, Sellers shall be deemed to have knowledge of what Messrs. Mr. [**],               [**]             and Mr.       [**]   have actual knowledge of after having made due and careful inquiry.

9.6

Remedies of Sellers

In the event of any breach or non-fulfillment by Buyer of its representations and warranties contained in this Agreement the provisions of Sections 9.1 to 9.5 and 10 shall apply per analogiam.

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10.

Expiration of Claims / Limitation of Claims

10.1

Expiration of Claims

All claims of Buyer for breach or non-fulfillment by a Seller of such Seller’s representations and warranties contained in this Agreement shall be time-barred [**]          after the Closing Date. Exempted herefrom are:

10.1.1

all claims of Buyer against Sellers arising under Section 7.2.1 (Authorization of Agreement), 7.2.2 (Corporate Matters) and 7.2.12 (Environment) which shall be time barred on the sixth (6th) anniversary of the Closing Date;

10.1.2

all claims of Buyer against Sellers arising under Section 7.2.7 (Taxes) which shall be time barred for each Tax six (6) months after the date of the final, non-appealable assessment concerning the respective Tax;

(herein collectively "Time Limitations").

It is understood and agreed that if any timely demand in writing for fulfillment pursuant to Section 9.2, as the case may be, is served on Sellers within the time period set forth in this Section 10.1, the resolution of such claims may occur after such date without the claim becoming time-barred pursuant to this Section 10.1, provided that Buyer commences judicial proceedings within six (6) months after the expiry of the relevant Time Limitations. The parties expressly waive Buyer’s obligations pursuant to, and the application of Section 201 of the CO.

10.2

Limitation of Claims

No liability for breach or non-fulfillment by a Seller of such Seller’s representations and warranties contained in this Agreement shall attach to such Seller until the aggregate amount of claim(s) is more than                                [**]             (the "Floor"). If the amount of the liability of Sellers under this Agreement is greater than the Floor, such Seller’s liability shall include, but not be limited to, the amount of the Floor subject to the other provisions of this Agreement.

10.3

Exclusivity of Remedies

The remedies in Section 9 for breach of representations and warranties contained in this Agreement shall be in lieu of, and not in addition to, the remedies

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provided for under statutory law. In particular, and without limitation to the forgoing, Buyer explicitly waives: (i) any and all rights pursuant to Sections 192 et. seq. and 197 et seq. of the CO and any other rights of a similar nature and (ii) the right of contract rescission under Sections 24 and 205 of the CO or otherwise. The parties are in agreement that Sellers’ representations and warranties are only designed for the specific remedies of Buyer set forth in Section 9 and the restrictions contained in this Section 10 and that Sellers’ representations and warranties shall not serve to provide Buyer with any other claims than those set forth in this Agreement.

11.

Covenants / Indemnifications

11.1

General

Unless otherwise provided herein or disclosed in the Disclosure Letter, at all times from the date of this Agreement through the Closing Date, Sellers shall procure that the DiaMed Companies continue to operate their business as a going concern, in the ordinary course of business and consistent with prior practice.

Subject to any constraints under applicable laws and subject to legitimate confidentiality concerns and subject to the access not unreasonably interfering with the DiaMed Business, Sellers shall procure that Buyer’s and its professional advisors are given reasonable access during ordinary business hours to the management, employees, professional advisers and auditors of the DiaMed Companies to the extent necessary for Buyer or its professional advisers to prepare the DiaMed Companies for US GAAP accounting and in the HR area and to finance the Purchase Price, provided, however, that regarding the preparation in the HR area access shall be limited to the top management of the DiaMed Companies.

Buyer shall, and shall procure that their respective professional advisers shall keep all information and documents provided to them pursuant to this Section 11.1 confidential and shall not use the same for any purpose other than mentioned in this Section 11.1.

11.2

Restricted Actions

Unless specifically provided in this Agreement or disclosed in the Disclosure Letter, Sellers shall not, and shall procure that the DiaMed Companies shall not, without prior written consent of Buyer (or, if applicable administrative or regulatory laws do not so permit, prior consultation of Buyer) knowingly do or

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agree to do any of the following from the date of this Agreement through to the Closing Date:

(a)

do anything or omit to do anything that would materially interfere with the consummation of the transactions contemplated by this Agreement;

(b)

do or omit to do anything which would have a Material Adverse Effect;

(c)

do or omit to do anything outside the ordinary course of business;

(d)

make any hiring other than in the ordinary course of business or make or material change to the terms of employment of any director, officer or employee of the DiaMed Companies other than in accordance with existing written or oral agreements as summarized in Exhibit 7.2.17,  or other than in the ordinary course of business with regard to other employees than key employees;

(e)

form, enter into, materially change, terminate or withdraw from any material partnership, consortium, joint venture or other incorporated association;

(f)

                                                 [**]                                                             ;

(g)

delay payment, change invoicing and payment terms other than consistent with prior business practice;

(h)

alter or amend in any manner the articles of incorporation or organizational regulations of any DiaMed Company;

(i)

make any declaration or setting aside or payment of any dividend or any other distribution of profit or any redemption, purchase or other acquisition of any equity securities of DiaMed;

(j)

increase, reduce or otherwise change the share capital, or grant any option or conversion rights on the equity of the DiaMed Companies,

(k)

make any loan or loans                        [**]                                           (excluding the loans to be repaid at Closing pursuant to the agreement mentioned in Section 4.2.2(h)), the total of which exceeds the cap of                                                                  [**]                                                                                                         , it being understood that the loans made in connection with the purchase in 2007 of                                         [**]                                         is

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excluded for the purposes of the calculation of the above mentioned cap per month,

(l)

make any transactions, acts or omissions which were not at arm’s length

(m)

sell DiaMed’s own shares (eigene Aktien) as per Section A of the Preamble.

11.3

Buyer’s Indemnity

Provided that there is no fault of any of Sellers asking for indemnity in accordance with this Section 11.3, the following shall apply:

If any of Sellers is held liable by a third party for any liability arising in connection with the DiaMed Business which is based on an act or omission of Buyer or its Affiliates or of the DiaMed Companies that occurred after the Closing Date, including but not limited to any liability in connection with any environmental matter, then Buyer shall indemnify and hold harmless such Seller in respect of the relevant liability. Buyer shall, in particular, indemnify and hold harmless such Seller, and its respective officers, directors, employees and agents against any and all liability, loss, damage or injury, together with all reasonable out-of-pocket costs and expenses relating thereto, including reasonable legal fees, expenses and disbursements, arising out of, connected with, or resulting from any such claims raised against such Seller.

11.4

Sellers’ Indemnities

Sellers shall fully indemnify and hold harmless the DiaMed Companies, Buyer and its Affiliates against any and all Tax payable by any of the DiaMed Companies arising in respect of or in consequence of (a) any income, profit or gain earned, accrued or received (or deemed to be earned, accrued or received) on or before the Closing Date, or (b) any event, transaction, sale or service which occurred (or is deemed to occur) on or before the Closing Date, in each case which was not: (i) fully paid on or before the Closing Date, or (ii) fully provided for in the Closing Date Consolidated Financial Statements.

Sellers shall fully indemnify and hold harmless the DiaMed Companies, Buyer and its Affiliates and their respective officers, directors, employees, agents and representatives from and against any claims of                                                   [**]                                                                         arising out of or relating to the development, manufacture, use or sale of the products of the DiaMed Companies.

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Any indemnification by Sellers contemplated by this Section 11.4 shall be subject in all respects to the provisions set forth in Sections 9.1 to 9.4 (however with the exception of Section 9.3.6) and 12, provided that any claims of Buyer under this Section 11.4 (first paragraph) shall be time barred six (6) months after the date of the final, non-appealable assessment concerning the respective Tax, and that any claims of Buyer under this Section 11.4 (second paragraph) shall be time barred five (5) years after the Closing Date, and further provided that Buyer shall not be entitled to rescind this Agreement for whatever legal reasons (for example based on Sections 21, 23 et seq., 107, 109, 205 etc. CO), if Sellers are obliged to indemnify Buyer pursuant to this Section 11.4.

11.5

Offer to Minority Shareholders in DiaMed

Buyer shall, within a period of two months after the payment of the Final Payment Adjustment, if any, or within two months after the final determination that there is no Final Payment Adjustment, submit a binding offer to all shareholders of DiaMed who are not Sellers (the "Minority Shareholders"), it being understood that no offer must be made to DiaMed itself. Such offer to the Minority Shareholders shall invite the Minority Shareholders to sell their shares in DiaMed to Buyer on the following principal conditions:

Price per share:         [**]             as set forth in Section 2.2.1(a), as adjusted by the Final Payment Adjustment, if any;

Representations and warranties: None other than the title representation (Rechtsgewährleistung); and

Closing: Within one year (1) period after the Closing Date.

At the time of the closing of the respective purchases with the Minority Shareholders, Buyer shall pay to TCFG a commission of    [**]    of the purchase price for any share purchased by Buyer from any Minority Shareholder until December 31, 2009. Buyer shall inform TCFG promptly of the number of shares purchased from the Minority Shareholder(s), the identity of the selling Minority Shareholder(s) and the purchase price paid. Buyer shall disclose the relevant contracts and other documents that may be relevant in connection with the obligations of Buyer pursuant to this Section towards TCFG upon first request by TCFG.

The obligations of Buyer towards TCFG pursuant to this Section shall be deemed to be genuine obligations in favor of a third party (echte Verpflichtung zugunsten Dritter) in the meaning of Art. 112 CO. TCFG shall have the right to

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claim direct performance of the obligations of the Buyer towards TCFG pursuant to this Section. Any disputes between Buyer and TCFG arising out of or in connection with this Section shall be exclusively submitted to an arbitral tribunal with seat in Zurich in accordance with the Swiss Rules of International Arbitration of the Swiss Chamber of Commerce in force on the date of the submission of the respective notice of Arbitration. The number of arbitrators shall be three. The arbitration shall be conducted in English.

Buyer takes note of that TCFG is willing to assist Buyer, for no additional fee, in connection with Buyer’s offer to the Minority Shareholders pursuant to this Section.

11.6

[**]         the Cressier Site

Buyer is aware of the importance of DiaMed’s current site in Cressier, Canton of Fribourg, Switzerland (the “Cressier Site”) and the importance of the expertise and know how accumulated by the staff in Cressier in particular regarding R&D, production and marketing.

[**]

[**]

[**]

11.7

Name and Trademark “DiaMed”

Buyer is aware of the worldwide importance of the DiaMed trademark for the DiaMed Business. After the Closing Buyer shall therefore implement a trademark concept regarding the DiaMed Business by which it is ascertained that the DiaMed trademark continues to play a pivotal role in the DiaMed Business

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for                  [**]              , subject to the availability of the DiaMed trademark in the applicable jurisdiction.

11.8

[**]

[**]

[**]

11.9

Consultancy Agreement with Mr. Adam

DiaMed shall enter into an agreement with Mr. Adam regarding the retaining of Mr. Adam as a consultant under the terms and conditions as set forth in Exhibit 11.9.

11.10

Non-Compete Clause

(a)

Each Seller as well as Mr. [**] and Mr. [**] undertakes, during a period of three (3) years after the Closing Date, not to, directly or indirectly, engage in any business competing with the DiaMed Business as conducted at the Closing Date, in particular, but not limited to the operation of such a business for his own account or to work for such a business or to participate in such a business, except as a board member, employee or consultant for Buyer or one of its Affiliates (including any of the DiaMed Companies).

(b)

Investments by a Seller or Mr. [**] or Mr. [**] not exceeding 5% in total of any class of security quoted at a recognized stock exchange are exempt from the non-competition undertaking except as the investments listed in Exhibit 11.10.

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(c)

Each Seller as well as Mr. [**] and Mr. [**] undertakes, during a period of three (3) years after the Closing Date, not to, directly or indirectly, entice away any customer, board member, employee, consultant, distributor or supplier of any of the DiaMed Companies at the time of the Closing Date.

(d)

In the event any Seller or Mr. [**] or Mr. [**] breaches any of the obligations pursuant to this Section 11.10 a penalty of CHF 5’000’000.--  (Swiss Francs five million) shall be owned by the breaching Seller, respectively Mr. [**] or Mr. [**], if in breach, to Buyer for any such breach. However, the payment of the penalty does not release the breaching Seller, respectively Mr. [**] or Mr. [**], from further complying with the respective obligation. In addition, Buyer reserves the right to claim compensation for damages (over and above the penalty) as well as the right to the remedy of specific performance.

11.11

Stiftung

Mr. [**] and Mr. [**] shall arrange that at the latest on the third (3rd) anniversary of the Closing the board of the Stiftung consists of a majority of representatives appointed by Buyer, it being understood that the first representative appointed by Buyer shall be installed by Mr. [**] and Mr. [**] within [**] of the Closing Date.

11.12

TCFG et alt.

Sellers guarantee within the meaning of article 111 CO that after the Closing Date no DiaMed Company has any obligations whatsover anymore vis-à-vis Baker & McKenzie and Dr. Henninger in connection with the sale of shares in DiaMed and in particular the Shares, and vis-à-vis TCFG.

12.

Liability Cap

The total liability of each individual Seller under this Agreement shall under no circumstances exceed [**] of his/her share of the Purchase Price.

However, in case of a breach of the representations and warranties contained in i) Sections 7.2.7 (Taxes) or ii) 7.2.12 (Environment) or iii) in case of a liability of a Seller under the indemnity provided for in Section 11.4 (first paragraph), the liability of each individual Seller shall not exceed [**] of his/her share of the Purchase Price. The liability cap of  [**]shall also apply if there is a combination of one or more of the cases i), ii) and iii) mentioned before, or if one or all of the cases i), ii) or iii) are combined with a liability of a Seller for other cause.

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If a Seller is liable for the payment of a penalty pursuant to Section 11.10(d) hereof, such penalty shall not be taken into account for the purpose of calculating the maximum liability of such Seller under this Section 12.

The total liability of Buyer under this Agreement shall under no circumstances exceed [**] of the Purchase Price.

However, the limitation of liability of Sellers and of Buyer shall not be limited in case of fraud or willful or grossly negligent misconduct and in case of a breach of the representations and warranties contained in Sections 7.2.1 (Authorization of Agreement) and 7.2.2 (Corporate Matters)

13.

Miscellaneous

13.1

Confidentiality

Each party hereto will hold, and will use its best efforts to cause its Subsidiaries, and their respective representatives and advisers to hold, in strict confidence from any person (other than its Affiliates or professional advisers), (i) unless compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary Governmental Approvals of this Agreement and the transactions contemplated by this Agreement) or by other requirements of law or regulations derived therefrom or (ii) unless disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by such party or its representatives and advisers in connection with this Agreement or the transactions contemplated by this Agreement, except to the extent that such documents or information can be shown to have been:

(a)

previously known by the party receiving such documents or information;

(b)

in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party; or

(c)

later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential;

provided, however, that following the Closing the foregoing restrictions will not apply to Buyer’s use of documents and information concerning the DiaMed Companies furnished by Sellers hereunder.

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In the event the transactions contemplated by this Agreement are not consummated, upon the request of the other party, each party hereto will, and will cause its Subsidiaries and their respective representatives and advisers to, promptly (and in no event later than five Business Days after such request) return or cause to be returned all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated by this Agreement, provided, however, that each party and each of its professional adviser may retain, on a confidential basis, one copy of the documents and information furnished by the other party for archival purposes in so far as this is required by law.

13.2

Public Announcements

Subject to mandatory publications required by applicable stock exchange regulations or other applicable laws, the employees and the business associates of the parties as well as the public shall be informed in an appropriate manner and on a date and in a manner mutually agreed upon with respect to the transactions contemplated by this Agreement. However, subject to applicable laws and regulations, no information shall be made regarding the transactions contemplated by this Agreement or any terms hereof except as mutually agreed in writing by the parties.

13.3

Expenses and Costs

Except as otherwise provided in this Agreement, each party shall pay its own costs and expenses relating to this Agreement.

13.4

Taxes

Any taxes or other charges which become due in connection with this Agreement and which are to be borne by Sellers according to the applicable law shall be at the charge of Sellers.

However, for a period of five (5) years after the Closing Date, Buyer shall not, and shall ascertain that any buyer of Shares shall not, engage in any transaction (e.g., a partial or full liquidation of DiaMed) which is considered by the competent tax authorities to be an event covered by the theory of a partial liquidation as understood in Swiss Tax law (including, but not limited to a indirect partial liquidation), where such transaction would have adverse tax consequences for Sellers.

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Should Buyer not comply with the restrictions mentioned herein and, by doing so, trigger adverse tax consequences for Sellers, Buyer shall pay such taxes plus default interest, if any, and hold Sellers fully harmless.

Provided Sellers, Mr. [**] and Mr. [**] are not securities dealers pursuant to the Swiss stamp tax legislation and further provided that Sellers, Mr. [**] and Mr. [**] did not use such a securities dealer to broker the transactions contemplated by this Agreement, Buyer shall bear the turnover stamp tax levied on the transactions contemplated by this Agreement, if any.

13.5

Notices

All notices and other communications under this Agreement shall be made in writing and shall be considered duly given when received, if delivered, mailed by registered mail, facsimile transmission confirmed by registered mail addressed as follows:

If to Sellers:

Names and addresses of Sellers 1-7 as stated on the first page(s) of this Agreement with copy to:

The Corporate Finance Group

Thunstrasse 23

P.O. Box 164

CH-3000 Bern 6

Attn: Peter Bohnenblust

If to Buyer:

Name and address of Buyer as stated on the first page(s) of this Agreement

Attn: General Counsel

with copy to:

Walder, Wyss & Partners
Seefeldstrasse 123
8034 Zürich, CH
Attn: Markus Vischer

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Each party may at any time change its address by giving notice to the other party in the manner described above.

13.6

Waiver

The failure of any of the parties to enforce any of the provisions of this Agreement or any rights with respect thereto shall in no way be considered as a waiver of such provisions or rights or in any way to affect the validity of this Agreement. The waiver of any breach of agreement by any party hereto shall not operate to be construed as a waiver of any other prior or subsequent breach.

13.7

Entire Agreement / Incorporation by Reference / Amendment

This contract embodies the entire agreement between the parties and supersedes all prior agreements, negotiations, offers and undertaking of the parties with respect to the transactions contemplated by this Agreement including the confidentiality agreement entered into by Buyer on September 22, 2006 (Exhibit 13.7). There have been and are no arrangements or representations and warranties between the parties other than those set forth or provided for in this Agreement. All Exhibits to this Agreement as well as all documents delivered as part hereof or incident hereto, are incorporated as part of this Agreement by reference.

This Agreement may be amended only in writing through a document duly signed by Buyer and Sellers.

13.8

Severability

If any provision of this Agreement is held to be invalid or unenforceable for any reason it shall be revised rather than rendered void, if possible, in order to achieve the intent of the parties to this Agreement to the fullest extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

13.9

No Assignment

Neither this Agreement nor any rights or obligations thereunder shall be assigned by any party without the prior written consent of the other party; provided, however, that Buyer may assign this Agreement and any rights and or

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obligations thereunder to any Affiliate of Buyer in Luxembourg without the prior written consent of Sellers. If Buyer so assigns this Agreement or any rights to an Affiliate of Buyer in Luxembourg, Buyer shall be jointly and severally liable with the assignee for all obligations of Buyer under this Agreement.

13.10

Interest

If a party defaults in the payment when due of any sum payable under this Agreement, such liability of such party shall be increased to include interest on that sum from the date when the respective party is in default until the date of actual payment (whether before of after a judgment) at the higher of (i) a rate of 3 months CHF-LIBOR (as per Reuters page LIBOR01 as at the date the payment is due, at 11:00 A.M. C.E.T.) + 400 basis points per annum or (ii) the rate set forth in Section 104, paragraph 1 CO.

13.11

Governing Language

This Agreement is written in the English language. This Agreement may be translated into any language other than the English language, provided, however, that, for all purposes, the English language text of this Agreement shall prevail provided, further, that, such terms in the Agreement to which a German translation has been added in parenthesis shall be interpreted throughout this Agreement in the meaning assigned to them by the German translation.

13.12

Guarantees

Mr. [**] guarantees within the meaning of article 111 CO all the obligations of Seller 1 pursuant to this Agreement.

Mr. [**] guarantees within the meaning of article 111 CO all the obligations of Seller 4 pursuant to this Agreement.

14.

Governing Law / Arbitration

14.1

Governing Law

This Agreement and any questions related thereto shall be subject to the substantive laws of Switzerland.

14.2

Arbitration Clause

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Any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be settled by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce in force on the date when the Notice of Arbitration is submitted in accordance with these Rules. The number of arbitrators shall be three. The seat of the arbitration shall be in Zurich. The arbitral proceedings shall be conducted in English.

Sellers:

Place and date: Zurich, May 14, 2007

/s/

[**]

[**]

Place and date: Zurich, May 14, 2007

/s/

[**]

 [**]

Place and date: Zurich, May 14, 2007

/s/

[**]

       [**]

Place and date: Zurich, May 14, 2007

/s/

[**]

[**]

Place and date: Zurich, May 14, 2007

/s/

[**]

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[**]

Place and date: Zurich, May 14, 2007

/s/

[**]

[**]

Place and date: Zurich, May 14, 2007

/s/

[**]

[**]

Buyer:

Place and date: Zurich, May 14, 2007

/s/

Sanford S. Wadler

Sanford S. Wadler, Vice President and General Counsel

[**]:

Place and date: Zurich, May 14, 2007

/s/

[**]

  [**]

[**]:

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Place and date: Zurich, May 14, 2007

/s/

[**]

[**]

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List of Exhibits

Exhibit E

Disclosure Letter

Exhibit 1a)

Disclosure Information

Exhibit 2.2.2(b)

Escrow Agreement

Exhibit 2.3(a)

Calculation of the Net Asset Value

Exhibit 3.2.1(a)

Governmental Approvals

Exhibit 4.2.2(b)

List of Resigning Directors

Exhibit 4.2.2(h)

Agreement concerning the sale of [**]

Exhibit 4.2.2(i)

Stiftung License Agreement

Exhibit 7.2.2

List of Subsidiaries; list of the owners of the shares in DiaMed Holding AG and in the Subsidiaries; list of the capital of the DiaMed Companies

Exhibit 7.2.3(i)

December 31, 2006 Statutory Financial Statements

Exhibit 7.2.3(ii)

December 31, 2006 Consolidated Financial Statements

Exhibit 7.2.4(i)

List of changes in the ordinary course of business since December 31, 2006

Exhibit 7.2.4(iii)

List of Investments of DiaMed Companies in fixed assets since December 31, 2006

Exhibit 7.2.4(iv)

Increases in wages, salaries, bonuses or other remuneration or loans paid since December 31, 2006

Exhibit 7.2.4(vii)

List of modifications to any lease contract, license or other Agreements since 1.1.2007

Exhibit 7.2.4(viii)

List of dividends paid since December 31, 2006

Exhibit 7.2.6

List of intellectual property rights (patents/trademarks)

Exhibit 7.2.8

Employee Benefit Plans

Exhibit 7.2.9

List of pending and threatened Actions

Exhibit 7.2.10

List of missing permits, licenses, authorizations and approvals

Exhibit 7.2.14

List of real estate owned by DiaMed Companies

Exhibit 7.2.15

List of material defaults or breaches by any party to any Agreement to which any DiaMed Company is a party

Exhibit 7.2.16

List of conflicts or violations due to the execution, delivery and performance of this Agreement and consummation of the transaction contemplated

Exhibit 7.2.17

List of non-complying with Labor Matters; list of severance payments; summary of the substantial terms and conditions of the employment agreements with key employees of the DiaMed Companies

Exhibit 7.2.19

List of the Ten Suppliers with the highest turnover with the DiaMed Companies in the year 2006

Stock Purchase Agreement

Share Purchase Agreement DiaMed Holding AG

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Exhibit 7.2.20

List of all the distributors having a distribution with any of the DiaMed Companies

Exhibit 11.9

Consultancy Agreement with Mr. Jean Adam

Exhibit 11.10(b)

List of exemptions from the Non-Compete Clause

Exhibit 13.7

Confidentiality Agreement entered into by Buyer on September 22, 2006

Stock Purchase Agreement